EXHIBIT "B"

                             FIRST AMENDMENT to the
                                MERGER AGREEMENT

      This First Amendment to the Merger Agreement (the "Agreement") is entered into as of the 14th day of May, 2001, by and between WESTERN POWER & EQUIPMENT CORP., a Delaware corporation (the "Company") and SUPPLYPOINT, INC., a Delaware corporation ("SupplyPoint").

                                    RECITALS

      WHEREAS, the Parties entered into a Merger Agreement dated as of 1st day of May, 2001, and

      WHEREAS, the Parties desire to amend the Agreement,

            NOW, THEREFORE, in consideration of the mutual covenants of the Parties hereinafter set forth, and for good and valuable consideration, receipt of which is hereby acknowledged,

            IT IS AGREED:

      1. Recitals Adopted. The parties hereto adopt as part of this First Amendment each of the recitals which are contained above in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital or inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to itself.

      2. Paragraph "C" of Article "7". Paragraph "C' of Article "7" of the Agreement, is hereby deleted and the following is substituted in its place and stead:


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            C. Stockholder Approval. The holders of 84% of the issued and outstanding shares of SPI have consented to SPI entering into this Agreement and the transactions set forth in this Agreement. A certified consent of such Stockholders is annexed hereto and made a part hereof as Exhibit "N" (Article "7(C)".

      3. Paragraph "K" of Article "7". Paragraph "K" of Article "7 of the Agreement, is hereby deleted and the following is substituted in its place and stead:

            Financial Statements. Annexed hereto and made a part hereof as Exhibit "P" (Article "7(K)") are true copies of a draft of SPI's audited statement of profit and loss and balance sheet for the fiscal years ended December 31, 1999 and 2000, (collectively, the Financial Statements; the Financial Statements dated December 31, 2000 are hereinafter referred to as the 2000 Financial Statements), which have been prepared using generally accepted accounting principles ("GAAP") applied on a consistent basis. SPI shall provide at the Closing a certificate executed by the Board of Directors, to the effect that the Financial Statements fairly present the financial condition and results of operations for SPI. Except as indicated in the 2000 Financial Statements, or in any Exhibit to this Agreement, SPI does not have any outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due). Since December 31, 2000 (the "Financial Statement Date"), there has not been any material adverse change in SPI 's financial condition, assets, liabilities or business, or any damage, destruction or loss, whether or not covered by insurance, materially affecting SPI's properties, assets or business, and except as listed on Exhibit "Q" (Article "7(K)"), which is annexed hereto and made a part


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hereof to this Agreement, SPI has not incurred any indebtedness, liability or other obligation of any nature whatsoever and SPI has not made any change in its accounting methods or practices.

      4. Paragraph "A" of Article "19" - Subparagraphs "(v)" and "(x)" of Paragraph "A" of the Agreement, are hereby deleted.

      5. Paragraph "B" of Article "19" - Subparagraph "(ix)" of Paragraph "B" of Article "19" of the Agreement, is hereby deleted.

      6. Paragraph "A" of Article "20" - The following shall be added as Subparagraph "(xiii)" of Paragraph "A" of Article "20" of the Agreement:

      On the Effective Date, SPI shall deliver the following items to the Escrow Agent to be held in escrow pursuant to the Stockholders Escrow Agreement:

            (i) all original insurance policies of SPI;

            (ii) all books and records of SPI including, but not limited to contracts, deeds, bonds, notes, mortgages, leases, books, records, documents, instruments, invoices, bills, vouchers, cancelled checks, checkbooks, bank books of SPI and credit cards which are billed to SPI.

      7. Paragraph "A" of Article "20" -The following shall be added as Subparagraph "(xiv)" of Paragraph"A" of Article "20" of the Agreement:


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      (xiv) Irrevocable Proxy. Western shall deliver to the Escrow Agent
(hereinafter defined in Article "21" of this Agreement) an irrevocable proxy executed by American United Global, Inc. in favor of Irwin L. Gross with respect to all of the voting stock of Western held by such entity equal to approximately 36.7% of the total shares of Western voting stock outstanding as of the date of this Agreement, in the form annexed hereto and made a part hereof as Exhibit "YY" (Article "20(A)(xiv)");

      8. Paragraph "A" of Article "20" - The following shall be added as Subparagraph "(xv)" of Paragraph "A" of Article "20" of the Agreement:

      Consistent Audited Financial Statements - On or prior to June 13, 2001, SPI shall provide to Western, an audited statement of profit and loss and balance sheet for each of the fiscal years ended December 31, 1999 and 2000, which shall be consistent with the 2000 Financial Statements in all respects, and shall be suitable or readily adaptable for incorporation in the registration statements, prospectuses and annual reports to be filed by Western with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "'33 Act"), and the Securities Exchange Act of 1934, as amended (the "'34 Act") (the "Consistent Audited Financial Statements").

      If Western does not receive Consistent Audited Financial Statements on or prior to June 13, 2001, it will have the right upon written notice to SupplyPoint to terminate the Agreement.

      9. Paragraph "B" of Article "21" - Subparagraphs "(vi)" and `(vii)" of Article "21" of the Agreement, are hereby deleted.


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      10. Paragraph "C" of Article "21" - Subparagraph "(iii)" of Paragraph "C"
of Article "21", is hereby deleted.

      11. Paragraphs "C" and "D" of Article "21" - The following shall be added as Paragraphs "C" and "D" of Article "21" of the Agreement:

            C. On or prior to the Effective Date Western shall deliver to the Escrow Agent (hereinafter defined in Article "21" of this Agreement) an irrevocable proxy executed by American United Global, Inc. in favor of Irwin L. Gross with respect to all of the voting stock of Western held by such entity equal to approximately 36.7% of the total shares of Western voting stock outstanding as of the date of this Agreement, in the form annexed hereto and made a part hereof as Exhibit "YY" (Article "19(B)(ix)");

            D. The release by the Escrow Agent of the Western Escrow Items to SPI and the SupplyPoint Items to Western shall be a condition precedent to the Effective Date and the delivery of the items set forth in Article "20" of this Agreement.

      12. Article "23" and "24" of the Agreement - Article "23" and "24" of the Agreement, are hereby deleted.

      13. Full Force and Effect. Except as modified by this First Amendment, the Agreement shall remain in full force and effect in accordance with its terms, and shall be legally binding upon the Parties.


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      IN WITNESS WHEREOF, the parties, intending to be legally bound, have executed this First Amendment to the Merger Agreement as of the day and year first above written.

                                        WESTERN POWER & EQUIPMENT CORP.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


                                        SUPPLYPOINT, INC.

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


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